Exhibit 99.1

Christian S. Rodich Joins Envirotech Vehicles as Chief Financial Officer

Corona, CA/ February 3, 2022 / Envirotech Vehicles, Inc. (OTCQX: EVTV), a provider of new zero-emission, purpose-built electric vehicles, today announced that Christian S. Rodich has joined the Company as Chief Financial Officer. He replaces Michael K. Menerey, who has served as acting CFO since retiring on January 2, 2022. Mr. Menerey is a 40-year veteran CFO who agreed to consult post-retirement in order to fill the interim role. He will continue consulting for a brief transition period. Mr. Rodich will oversee all aspects of the financial organization including compliance, financial planning, operational reporting, treasury, audit and tax at Envirotech. He will report to Envirotech Chairman and CEO Phillip Oldridge.

Mr. Rodich brings more than 20 years of finance and accounting experience across a variety of industries. He most recently served as Senior Director Commercial (Channel) Finance for Masterbrand Cabinets, a provider of premier cabinetry, where he had financial management and reporting responsibilities for several divisions which contributed approximately $1.6 billion in annual revenue. Before that, he served as Director of Corporate Accounting and Compliance for Masterbrand. Earlier in his career he was Director of Internal Audit-North America, for Smith & Nephew, a portfolio medical technology business with global operations. Mr. Rodich holds a BS in Business Administration as well as a Master of Accountancy degree from the University of Tennessee and has a Certified Public Accountant designation.

Mr. Rodich said “I’m energized by Envirotech’s people, its mission, and its strategies to provide all- electric purpose-built vehicles to its customers. I look forward to working with the Envirotech team in achieving its vision for the future.”

“We’re pleased to welcome Christian to Envirotech and look forward to leveraging his many years of financial, accounting, and leadership experiences as we continue to grow our Company’s profile and strategic position in the EV industry,” commented Phillip Oldridge, CEO of Envirotech Vehicles. “I’d also like to take this opportunity to thank Michael Menerey for his many contributions to Envirotech and wish him and his family all the best in his retirement.”

About Envirotech Vehicles

Envirotech Vehicles, Inc. is a provider of purpose-built zero-emission electric vehicles focused on reducing the total cost of vehicle ownership and helping fleet operators unlock the benefits of green technology. We serve commercial and last-mile fleets, school districts, public and private transportation service companies and colleges and universities to meet the increasing demand for heavy duty electric vehicles. Our vehicles address the challenges of traditional fuel price cost instability and local, state and federal environmental regulatory compliance. For more information visit www.EVTVUSA.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements. While they are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in reports filed by Envirotech Vehicles, Inc. (formerly ADOMANI, Inc.) with the Securities and Exchange Commission, all of which are available online at www.sec.gov. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expected,” “believes,” “strategy,” “opportunity,” “anticipated,” “outlook,” “designed,” and similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Envirotech Vehicles undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Contact Information

IMS Investor Relations

John Nesbett/Jennifer Belodeau

Telephone: 203.972.9200

Email: jnesbett@imsinvestorrelations.com

Envirotech Vehicles

Christian Rodich, Chief Financial Officer

Telephone: (951) 407-9860 ext. 1205

Email: christian.r@evtvusa.com